UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2023

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code: (415)
394-9000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the
Form8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2of
the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 1, 2024, (as reported in our Form
8-K
filed on November 15, 2023) Carter Andrus became Chief Operating Officer (“COO”) of Prologis, Inc. (the “Company”), Joseph Ghazal became Chief Investment Officer (“CIO”) of the Company and Gary Anderson, former Chief Operating Officer, moved into a senior advisor role with the Company.
In connection with his appointment as COO, Mr. Andrus’ annual base salary became $600,000 effective January 1, 2024. Mr. Andrus is eligible for an annual bonus with a target amount of 125% of his base salary and an annual incentive equity award with a target amount of $3,650,000 for the first year. Actual amounts payable as bonus and incentive equity awards to Mr. Andrus may be less than, greater than, or equal to such target amounts depending on the satisfaction of the terms and conditions of such awards. Mr. Andrus will also be eligible to receive awards under the Company’s other incentive compensation plans applicable to executive officers, including the Fourth Amended and Restated Prologis Promote Plan (“PPP”), with the specific amount of such awards, if any, to be determined by the Talent and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors at the time such awards are granted, as the case may be. The performance objectives applicable to Mr. Andrus’ bonus, incentive equity and other incentive compensation awards will be substantially the same as the objectives established for the Company’s other executive officers (such as those reported in our Proxy Statement filed on March 24, 2023).
In connection with his appointment as CIO, Mr. Ghazal’s annual base salary became $600,000 effective January 1, 2024. Mr. Ghazal is eligible for an annual bonus with a target amount of 125% of his base salary and an annual incentive equity award with a target amount of $3,650,000 for the first year. Actual amounts payable as bonus and incentive equity awards to Mr. Ghazal may be less than, greater than, or equal to such target amounts depending on the satisfaction of the terms and conditions of such awards. Mr. Ghazal will also be eligible to receive awards under the Company’s other incentive compensation plans applicable to executive officers, including PPP, with the specific amount of such awards, if any, to be determined by the Compensation Committee at the time such awards are granted, as the case may be. The performance objectives applicable to Mr. Ghazal’s bonus, incentive equity and other incentive compensation awards will be substantially the same as the objectives established for the Company’s other executive officers (such as those reported in our Proxy Statement filed on March 24, 2023).
In connection with Mr. Andrus’ and Mr. Ghazal’s appointment as COO and CIO, respectively, the Company entered into a Change in Control and Noncompetition Agreement, dated January 1, 2024, with each of Mr. Andrus and Mr. Ghazal. The terms of this agreement are substantially the same as the terms of the change in control and noncompetition agreements of the Company’s other executive officers (form of as filed with our Form
8-K
filed on August 16, 2013, and included herewith as Exhibit 10.1). The Company and Mr. Andrus and Mr. Ghazal, respectively, also executed a waiver of retirement eligibility benefits the terms of which are substantially the same as the waivers of retirement eligibility benefits that the Company’s other executives previously executed (form of as filed with our Form
10-Q
filed on July 26, 2023, and included herewith as Exhibit 10
.2).

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits.
The following documents have been filed as exhibits to this report and are
incorporated by reference herein as described above.

Exhibit No.	Description

10.1	Form of Change of Control and Noncompetition Agreement by and between Prologis, Inc. and its executive officers (incorporated by reference to Exhibit 10.2 to Prologis’ Current Report on Form 8-K filed on August 16, 2013).

10.2	Amended Agreement Relating to Retirement Eligibility and Vesting of Equity-Based Awards of Prologis, L.P. dated May 3, 2023 (incorporated by reference to Exhibit 10.2 to Prologis’ Quarterly Report on Form 10-Q filed on July 26, 2023).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

January 5, 2024	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Counsel

PROLOGIS, L.P.,

	By:	Prologis, Inc., its general partner

January 5, 2024	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Couns el